UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, MoneyGram International, Inc. (the “Company”) appointed W. Alexander Holmes, age 37, to be its Executive Vice President and Chief Financial Officer. Mr. Holmes served most recently as the Company’s Senior Vice President, Corporate Strategy and Investor Relations since June of 2009. As Executive Vice President and Chief Financial Officer, Mr. Holmes will be responsible for oversight of finance-related functions and development of the Company’s operational and strategic initiatives. Mr. Holmes previously served as Senior Vice President, Global Sourcing and Strategic Initiatives at First Data Corporation, a global payment processing company, from 2007 to 2009. From 2004 to 2007, Mr. Holmes served in various roles of increasing responsibility at First Data Corporation. Prior to that, Mr. Holmes managed the Benelux region at the Western Union Company, a global money transfer company, from 2002 to 2003. Mr. Holmes joined First Data in 2000 and served in various finance roles until early 2002. From 1997 to 2000, Mr. Holmes was at the University of Colorado’s system administration office where he managed a number of ERP implementation projects. In connection with Mr. Holmes’ appointment as Executive Vice President and Chief Financial Officer, the Company increased Mr. Holmes’ base salary to $315,000 and his annual cash incentive target level under the Company’s Performance Bonus Plan (the “PBP”) to 70% of his base salary. The Human Resources and Nominating Committee is expected to approve an equity grant in an amount equal to $300,000 to Mr. Holmes, half of which is expected to be granted in the form of stock options and half of which is expected to be granted in the form of performance restricted stock units.

Also effective March 21, 2012, Mr. Shields ceased to serve as the Company’s principal financial officer, but will remain employed by the Company until May 15, 2012 in order to assist with the transitioning of responsibilities. Pursuant to the terms of Mr. Shields’ Severance Agreement dated as of July 13, 2010, Mr. Shields is entitled to certain compensation and benefits upon termination of his employment, contingent upon signing a Separation Agreement and Release with the Company. Pursuant to the Separation Agreement and Release, in consideration for Mr. Shields’ release of potential claims against the Company related to his employment, Mr. Shields will receive a payment of $385,000 and a prorated award of $67,400 pursuant to the PBP representing Mr. Shields’ award at target award level through March 31, 2012, in each case less all voluntary and required withholdings. In addition, Mr. Shields will be entitled to his full salary and employee benefits, other than participation in the PBP, during the transition period until May 15, 2012. Mr. Shields will also be subject to one-year non-compete, non-solicitation and non-interference provisions and certain other covenants and acknowledgements, including confidentiality and non-disparagement.

A copy of the press release announcing the appointment of Mr. Holmes and the departure of Mr. Shields is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

In addition to the executive management changes discussed above in Item 5.02, on March 21, 2012 the Company announced that it has named Carl-Olav Scheible Executive Vice President, Europe, Africa and Emerging Channels, effective April 16, 2012. Mr. Scheible will be responsible for overseeing and growing the Company’s businesses in Europe and Africa, and will have global responsibility for the Company’s strategic expansion opportunities online and through the formation of global partnerships. A copy of the press release announcing the appointment of Mr. Scheible is attached hereto as Exhibit 99.2.

On March 21, 2012, the Company also announced that it had strong money transfer transaction growth in January and February of 2012 and that it is reaffirming its guidance for fiscal year 2012, as previously announced by the Company in February 2012. The Company has scheduled a conference call on March 21, 2012 at 9 am ET/8 am CT to discuss the matters set forth in this Form 8-K. To listen to the call:

U.S.: 1-888-339-3466

International +1-719-325-2389

Pass code: 4916927

A replay will be available for a week following the call.

Replay Dial-In Numbers:

U.S.: 1-877-870-5176

International: +1-858-384-5517

Replay Pin Number: 4916927

A copy of the press release announcing the conference call is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated March 21, 2012 entitled “MoneyGram Appoints Alex Holmes as Chief Financial Officer”

99.2	Press release dated March 21, 2012 entitled “MoneyGram International Names Carl-Olav Scheible Executive Vice President”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Steven Piano
Name:	Steven Piano
Title:	Executive Vice President, Human Resources and Corporate Services

Date: March 21, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated March 21, 2012 entitled “MoneyGram Appoints Alex Holmes as Chief Financial Officer”

99.2	Press release dated March 21, 2012 entitled “MoneyGram International Names Carl-Olav Scheible Executive Vice President”